SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2023

Medinotec Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-265368	36-4990343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Northlands Deco Park | 10 New Market Street | Stand 299 Avant Garde Avenue North Riding | Johannesburg | South Africa	2169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +27 87 330 2301

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 8.01 Other Events.

During the weekend, Medinotec, Inc. (the “Company”) became aware that Silicon Valley Bank (“SVB”) was closed on Friday March 10, 2022 by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. The Company has total cash and cash equivalents of approximately $2.7 million as of March 13, 2023. Approximately $2.6 million is held at SVB, which represents approximately 96% of the Company’s cash and cash equivalents balance as of March 13, 2023. The Company’s deposits with SVB are largely uninsured.

The FDIC issued the following statement on March 12, 2023:

Washington, DC -- The following statement was released by Secretary of the Treasury Janet L. Yellen, Federal Reserve Board Chair Jerome H. Powell, and FDIC Chairman Martin J. Gruenberg:

Today we are taking decisive actions to protect the U.S. economy by strengthening public confidence in our banking system. This step will ensure that the U.S. banking system continues to perform its vital roles of protecting deposits and providing access to credit to households and businesses in a manner that promotes strong and sustainable economic growth.

After receiving a recommendation from the boards of the FDIC and the Federal Reserve, and consulting with the President, Secretary Yellen approved actions enabling the FDIC to complete its resolution of Silicon Valley Bank, Santa Clara, California, in a manner that fully protects all depositors. Depositors will have access to all of their money starting Monday, March 13.  No losses associated with the resolution of Silicon Valley Bank will be borne by the taxpayer.

We are also announcing a similar systemic risk exception for Signature Bank, New York, New York, which was closed today by its state chartering authority. All depositors of this institution will be made whole.  As with the resolution of Silicon Valley Bank, no losses will be borne by the taxpayer.

Shareholders and certain unsecured debtholders will not be protected. Senior management has also been removed. Any losses to the Deposit Insurance Fund to support uninsured depositors will be recovered by a special assessment on banks, as required by law.

Finally, the Federal Reserve Board on Sunday announced it will make available additional funding to eligible depository institutions to help assure banks have the ability to meet the needs of all their depositors.

The U.S. banking system remains resilient and on a solid foundation, in large part due to reforms that were made after the financial crisis that ensured better safeguards for the banking industry. Those reforms combined with today’s actions demonstrate our commitment to take the necessary steps to ensure that depositors’ savings remain safe.

FDIC: PR-17-2023

At this time, based on the Joint Statement issued by the Department of the Treasury, Federal Reserve, and FDIC on Sunday evening, March 12, 2023, it is understood that, along with all other depositors, the Company will have access to all of its deposits at SVB, starting Monday, March 13, 2023. The Company confirms that as of March 13, 2023, its deposits have been recovered from SVB. We continue to actively monitor the evolving situation with SVB and will take appropriate actions as needed.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report on Form 8-K. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “may,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, estimates regarding the sufficiency of the Company’s cash and cash equivalents and cash flow from operations and the Company’s ability to recover its cash in deposit at SVB. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause the Company’s actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-Q for the quarter ended December 31, 2022. All information provided in this Current Report on Form 8-K is as of March 13, 2023, and the Company undertakes no duty to update this information unless required by law.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medinotec Inc.

/s/ Pieter van Niekerk

Pieter van Niekerk
Chief Financial Officer

Date: March 13, 2023

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